UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2005

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16611

Delaware	04-2958132
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 First Avenue
King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

610-265-3229
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2005, Randy Ronning, a director of GSI Commerce, Inc. ("GSI" or the "Registrant") resigned from GSI's Board of Directors. Mr. Ronning was designated by QK Holdings, Inc., a stockholder of GSI, to serve as a director pursuant to an agreement between GSI and QK Holdings, Inc. On November 4, 2005, John A. Hunter was elected to GSI's Board of Directors to serve as director of GSI until the Company's next Annual Meeting of Stockholders and until his successor is elected. Mr. Hunter was designated by QK Holdings, Inc. to serve as a director of GSI and to fill the vacancy created by the resignation of Mr. Ronning.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: November 09, 2005	By:	/s/ Michael G. Rubin
Michael G. Rubin
Chairman and Chief Executive Officer